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                                                                EXHIBIT 21


                      CHECKERS DRIVE-IN RESTAURANTS, INC
                             LIST OF SUBSIDIARIES
                                   EXHIBIT 21


The following entities are consolidated with the Company for financial reporting purposes:


                                                     % Owned     State of Organization
                                                     -------     ---------------------
CHA Partners                                            50%            Delaware
Checkers Washington, Inc.                              100%            Delaware
Chicago Leasing Company                                100%            Delaware
Clearwater Gulf to Bay Partners                         50%            Delaware
InnerCity Foods                                         75%            Delaware
InnerCity Foods Joint Venture Company                  100%            Delaware
InnerCity Foods Leasing Company                        100%            Delaware
InnerCity Foods Restaurant Company                     100%            Delaware
Skipper Road Checkers Partnership                       75%            Delaware
Checkers acquisition (Trigger Reef, Inc.)              100%            Delaware
580 Partners                                            50%            Delaware
Checkers/Conway, Inc.                                  100%            Delaware
Checkers/Temco Joint Venture                            51%            Florida
Checkers of Chicago                                    100%            Delaware
Metro Double Drive-Thru, L.P.                        10.55%            Chicago
Greater Chicago Double Drive-Thru, L.P.              60.79%            Chicago
Stony Island Double Drive-Thru, L.P.                 36.03%            Chicago
Northside Double Drive-Thru, L.P.                    65.83%            Chicago
Chicagoland Double Drive-Thru V.L.P.                 48.42%            Chicago
Chicago Double Drive-Thru VI, L.P.                   25.08%            Chicago
Evergreen Double Drive-Thru, L.P.                    54.73%            Chicago



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